Registration No. 333-206972

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1 to

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

1PM Industries, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Colorado	312 S. Beverly Drive #3104, Beverly Hills, California	47-3278534
(State or Other Jurisdiction of Incorporation or Organization)	(Address of Principal Executive Offices Including Zip Code)	(I.R.S. Employer Identification No.)

1PM Industries, Inc. 2015 STOCK OPTION/STOCK ISSUANCE PLAN

(Full Title of the Plan)

Joseph Wade

Chief Executive Office

312 S. Beverly Drive #3104, Beverly Hills, California

(Name and Address of Agent For Service)

(424) 253-9991

(Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)(3)
Common Stock, $0.0001 par value per share	1,500,000	$0.15	$225,000	$26.15

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, there are also being registered such additional shares of Common Stock that become available under the foregoing plan in connection with changes in the number of shares of outstanding Common Stock because of events such as recapitalizations, stock dividends, stock splits and reverse stock splits effected without receipt of consideration.

(2)	This estimate is made pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended, solely for the purposes of determining the amount of the registration fee.

(3)	Previously paid on September 16, 2015.

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EXPLANATORY NOTE

This Registration Statement contains two parts. The first part contains a reoffer prospectus pursuant to Form S-3 (in accordance with Section C of the General Instructions to the Form S-8), which covers reoffers and resales of “restricted securities” and/or “control securities” (as such terms are defined in Section C of the General Instructions to Form S-8). This reoffer prospectus relates to offers and resales by directors and executive officers of shares of Common Stock, $.0001 par value (the “Common Stock”) issued by 1PM Industries, Inc. (the “Company”) pursuant to 1PM Industries's, Inc.’s 2015 Stock Incentive Plan (the “Plan”). This reoffer prospectus may be used by the selling shareholders for reoffers and resales on a continuous or delayed basis in the future of up to 1,500,000 shares of Common Stock issued pursuant to the Plan. The second part of this Registration Statement contains information required in the Registration Statement pursuant to Part II of Form S-8.

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INTRODUCTION

This Registration Statement on Form S-8 is filed by 1PM Industries, Inc., a Colorado corporation (the “Registrant” or the “Company”), relating to the shares of the Company’s Common Stock, par value $0.0001 per share (the “Common Stock”), to be offered pursuant to the Company's 2015 Incentive Plan (the “Plan”).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

The documents containing the information specified in Item 1 will be sent or given to participants in the Registrant's 2015 Stock Incentive Plan as specified by Rule 428 (b) (1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the "SEC") either as part of this Registration Statement on Form S-8 or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement on Form S-8 pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10 (a) of the Securities Act.

Item 2. Registrant Information and Plan Annual Information.

Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement on Form S-8 (which documents are incorporated by reference in this Section 10 (a) Prospectus), other documents required to be delivered to eligible employees, non-employee directors and consultants, pursuant to Rule 428 (b) or additional information about the 2015 Stock Incentive Plan are available without charge by contacting:

1PM Industries, Inc.

Attn: Plan Coordinator

312 S. Beverly Drive #3401

Beverly Hills, CA 90212

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REOFFER PROSPECTUS

1PM Industries, Inc.

1,500,000 Shares of Common Stock

This reoffer prospectus relates to the sale of up to 1,500,000 shares of our Class A common stock, $.0001 par value per share (“Common Stock”), that may be offered and resold from time to time by existing selling stockholders identified in this prospectus (the “Selling Stockholders”) for their own account issuable pursuant to our 2015 Stock Incentive Plan (the “Plan”). It is anticipated that the Selling Stockholders will offer the Common Stock for sale at prevailing prices on the in the over-the-counter market on the date of sale. We will receive no part of the proceeds from sales made under this reoffer prospectus. The Selling Stockholders will bear all sales commissions and similar expenses. Any other expenses incurred by us in connection with the registration and offering and not borne by the Selling Stockholders will be borne by us.

The shares of Common Stock will be issued pursuant to options or other awards granted under the Plan. This reoffer prospectus has been prepared for the purposes of registering the Common Stock under the Securities Act of 1933, as amended, to allow for future sales by the Selling Stockholders on a continuous or delayed basis to the public without restriction.

Our common stock is quoted OTC QB the under the symbol “OPMZ”. The closing sale price for our common stock on September 16, 2015 was $0.15 per share which is the date the S-8 was originally filed.

Investing in our common stock involves risks. See “Risk Factors” of this reoffer prospectus. These are speculative securities.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is September 22, 2015.

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1PM Industries, Inc.

TABLE OF CONTENTS

Page

Prospectus Summary
Risk Factors	8
Cautionary Note Regarding Forward-Looking Statements	15
Determination of Offering Price
Use of Proceeds	15
Selling Stockholders	15
Plan of Distribution	16
Legal Matters
Experts	18
Incorporation of Certain Documents by Reference	18
Disclosure of Commission Position on Indemnification For Securities Act Liabilities	19
Additional Information Available to You	19

You should rely only on the information contained or incorporated by reference in this prospectus. No person has been authorized to give any information or to make any representations, other than those contained in this prospectus, in connection with the offering made hereby, and, if given or made, such information or representation must not be relied upon as having been authorized by the company or any other person. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of the company since the date hereof. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

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The Offering

By this prospectus, the Selling Stockholders are offering up to 1,500,000 shares of our common stock, which are issuable pursuant to the Plan. The Selling Stockholders are not required to sell their shares of common stock, and any sales of common stock by the Selling Stockholders are entirely at the discretion of the Selling Stockholders. We will receive no proceeds from the sale of the shares of Common Stock in this offering.

Securities offered by Selling Stockholders

This prospectus relates to the sale by the Selling Stockholders of up to 1,500,000 shares of Common Stock, no par value per share, issued or issuable to the Selling Stockholders in connection with their exercise of options or receipt of other awards under the Plan.

Offering price	Market price or privately negotiated prices.

Common stock outstanding before the offering	100,092,395 shares of common stock

Common stock to be outstanding after the offering	100,092,395 shares of common stock

Use of proceeds	We will not receive any proceeds from the sale of the common stock by the Selling Stockholders.

OTC symbol	OPMZ

Risk Factors

You should carefully consider the information set forth in this prospectus and, in particular, the specific factors set forth in the “Risk Factors” section of this prospectus before deciding whether or not to invest in our Common Stock.

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An investment in our Common Stock is highly speculative and involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described below together with all of the other information included in this prospectus. The statements contained in or incorporated into this prospectus that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. In that case, the value of our Common Stock could decline, and an investor in our securities may lose all or part of their investment. Currently, shares of our Common Stock are not publicly traded.

Summary Risk Factors

Investing in our common stock involves a high degree of risk. You should carefully consider the following risk factors, together with all the other information contained in this prospectus, before making an investment decision to purchase our common stock. The occurrence of any of the following risks could materially and adversely affect our business, prospects, financial condition, results of operations and our ability to make cash distributions to our stockholders, which could cause you to lose all or a significant part of your investment in our common stock.

•	Our results of operations will be significantly influenced by the economies of the markets in which we operate.

•

Our growth depends on external sources of capital that are outside of our control, which may affect our ability to seize strategic opportunities, satisfy debt obligations and make distributions to our stockholders.

•	Our success depends on key personnel whose continued service is not guaranteed.

•	Certain members of our senior management team have outside business interests that could take their time and attention away from us.

The Company’s Auditors have issued a going concern opinion because of the Company has limited capitalization and lack of working capital and as a result is dependent on raising funds to grow and expand its business.

Our management has concluded that there is substantial doubt about our ability to continue as a going concern. The Company has extremely limited capitalization and is dependent on raising funds to grow and expand its businesses. The Company will endeavor to finance its need for additional working capital through debt or equity financing. Additional debt financing would be sought only in the event that equity financing failed to provide the Company necessary working capital. Debt financing may require the Company to mortgage, pledge or hypothecate its assets, and would reduce cash flow otherwise available to pay operating expenses and acquire additional assets. Debt financing would likely take the form of short-term financing provided by officers and directors of the Company, to be repaid from future equity financing. Additional equity financing is anticipated to take the form of one or more private placements to qualified investors under exemptions from the registration requirements of the 1933 Act or a subsequent public offering. However, there are no current agreements or understandings with regard to the form, time or amount of such financing and there is no assurance that any of this financing can be obtained or that the Company can continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered losses and has experienced negative cash flows from operations, which raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to those matters are also described in Note 2 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

We are an “emerging growth company,” and any decision on our part to comply only with certain reduced disclosure requirements applicable to “emerging growth companies” could make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and, for as long as we continue to be an “emerging growth company,” we may choose to take advantage of exemptions from various reporting requirements applicable to other public companies but not to “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could be an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

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In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to opt in to the extended transition period for complying with the revised accounting standards.

The OTC Markets has labeled our common stock with the warning sign "Caveat Emptor" (Buyer Beware) which could make our common stock less attractive to investors.

The OTC Markets has labeled our common stock with the warning sign "Caveat Emptor" (Buyer Beware) and will continue to do so unless the Company applies for and is accepted for the Pink OTC Markets disclosure system or this registration statement is effective and the Company is current in filing its reports with the Commission. As a result of the "Caveat Emptor" (Buyer Beware), shareholders may find it more difficult to sell their securities.

Officers and directors of the Company are subject to potential conflicts of interest in their service to the Company which may have an adverse impact on our Company’s activities.

Officers and directors of the Company are subject to potential conflicts of interest in their service to the Company. Mr. Wade have all agreed and understand that the Company shall be presented with any business opportunity, that is within the Company's line of business. They may only act upon these business opportunities if the Company passes on such opportunity. This is enforceable and binding upon Mr. Wade as it is part of the Code of Ethics that each has executed. The Company has not adopted any formal written policies or procedures regarding the review, approval or ratification of related party transactions.

The Company lacks sufficient internal controls and implementing acceptable internal controls will be difficult with only 1 officer and director thereby it will be difficult to ensure that information required to be disclosed in our reports filed and submitted under the Exchange Act is recorded, processed, summarized and reported as and when required.

The Company lacks internal controls over its financials and it may be difficult to implement such controls with only 1 officer and director. The lack of these internal controls make it difficult to ensure that information required to be disclosed in our reports filed and submitted under the Exchange Act is recorded, processed, summarized and reported as and when required.

The reason we believe our disclosure controls and procedures are not effective is because:

•	There is a lack of segregation of duties necessary for a good system of internal control due to insufficient accounting staff due to the size of the company.
•	The staffing of accounting department is weak due to the lack of qualifications and training, and the lack of formal review process.
•

The control environment of the Company is weak due to the lack of an effective risk assessment process, the lack of internal audit function and insufficient documentation and communication of the accounting policies.

•	Failure in the operating effectiveness over controls related to recording revenue.

Because we have elected to defer compliance with new or revised accounting standards, our financial statement disclosure may not be comparable to similar companies.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act. This allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of our election, our financial statements may not be comparable to companies that comply with public company effective dates.

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Our status as an “emerging growth company” under the JOBS Act of 2012 may make it more difficult to raise capital as and when we need it.

Because of the exemptions from various reporting requirements provided to us as an “emerging growth company” and because we will have an extended transition period for complying with new or revised financial accounting standards, we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry. If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

The Company has no revenue and as a result the Company faces risks and uncertainties relating to its ability to successfully implement it proposed operations.

The Company has had no revenue from its operations which make an evaluation of our future performance and prospects difficult. Our prospects must be considered in light of the risks, expenses, delays, problems and difficulties that may be encountered in the expansion of our business based on our planned operations. Furthermore, the Company faces risks and uncertainties relating to its ability to successfully implement it proposed operations.

The Company is dependent on key personnel and loss of the services of any of these individuals could adversely affect the conduct of the company's business.

Our business plan is significantly dependent upon the abilities and continued participation of our two officers/directors. It would be difficult to replace any of them at such an early stage of development of the Company. The loss by or unavailability to the Company of their services would have an adverse effect on our business, operations and prospects, in that our inability to replace them could result in the loss of one’s investment. There can be no assurance that we would be able to locate or employ personnel to replace any of our officers, should their services be discontinued. In the event that we are unable to locate or employ personnel to replace our officers we would be required to cease pursuing our business opportunity, which would result in a loss of your investment.

The Company's dividend policy, if a public market does develop, may impact the market price of our Common.

The Company has not paid dividends on its Common Stock in the past. The board of directors has decided not to distribute dividends to its shareholders at this time The board may decide to change its dividend policy in the future depending on the results of our operations, our financial condition and other factors related to the business that the board, in its sole discretion, may consider relevant.

The Company’s dividends policy may be changed at any time and the company may issue dividends which may restrict the growth of the company and lead to dilution.

The Company may change its dividend policy and begin issuing dividends at any time. As a result, the Company will be restricted in its growth potential. In order to grow, the Company will need to raise additional capital which may cause dilution among the Company’s shareholders.

We cannot guarantee that an active trading market will develop for our Common Stock which may restrict your ability to sell your shares.

There can be no assurance that a regular trading market for our Common Stock will ever develop or that, if developed, it will be sustained. Therefore, purchasers of our Common Stock should have a long-term investment intent and should recognize that it may be difficult to sell the shares, notwithstanding the fact that they are not restricted securities. We cannot predict the extent to which a trading market will develop or how liquid a market might become.

Our shares may be subject to the “penny stock” rules which might subject you to restrictions on marketability and you may not be able to sell your shares

Broker-dealer practices in connection with transactions in "Penny Stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risk associated with the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker- dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker- dealer must make a written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules.

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Due to the control by management of 95% of issued and outstanding Common Stock and 99% of the total voting power our non-management shareholders will have no power to choose management or impact operations.

Management currently maintains a voting power of 99% of our issued and outstanding Common Stock. Consequently, management has the ability to influence control of our operations and, acting together, will have the ability to influence or control substantially all matters submitted to stockholders for approval, including:

•	Election of the Board of Directors;
•	Removal of directors;
•	Amendment to the our certificate of incorporation or bylaws; and

These stockholders will thus have substantial influence over our management and affairs and other stockholders possess no practical ability to remove management or effect the operations of our business. Accordingly, this concentration of ownership by itself may have the effect of impeding a merger, consolidation, takeover or other business consolidation, or discouraging a potential acquirer from making a tender offer for the Common Stock.

This registration statement contains forward-looking statements and information relating to us, our industry and to other businesses. Our actual results may differ materially from those contemplated in our forward looking statements which may negatively impact our company.

These forward-looking statements are based on the beliefs of our management, as well as assumptions made by and information currently available to our management. When used in this registration statement, the words "estimate," "project," "believe," "anticipate," "intend," "expect" and similar expressions are intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are subject to risks and uncertainties that may cause our actual results to differ materially from those contemplated in our forward-looking statements. We caution you not to place undue reliance on these forward-looking statements, which speak only as of the date of this registration statement. We do not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this registration statement or to reflect the occurrence of unanticipated events.

We may need additional financing which we may not be able to obtain on acceptable terms. If we are unable to raise additional capital, as needed, the future growth of our business and operations would be severely limited.

A limiting factor on our growth, and is our limited capitalization which could impact our ability to penetrate new markets, attract new customers and execute on our divisions business plans. While we are currently able to fund all basic operating costs it is possible that we may require additional funding in the future to achieve all of our proposed objectives.

If we raise additional capital through the issuance of debt, this will result in increased interest expense. If we raise additional funds through the issuance of equity or convertible debt securities, the percentage ownership of the Company held by existing shareholders will be reduced and our shareholders may experience significant dilution. In addition, new securities may contain rights, preferences or privileges that are senior to those of our Common Stock. If additional funds are raised by the issuance of debt or other equity instruments, we may become subject to certain operational limitations (for example, negative operating covenants). There can be no assurance that acceptable financing necessary to further implement our plan of operation can be obtained on suitable terms, if at all. Our ability to develop our business, fund expansion, develop or enhance products or respond to competitive pressures, could suffer if we are unable to raise the additional funds on acceptable terms, which would have the effect of limiting our ability to increase our revenues or possibly attain profitable operations in the future.

Future sales by our stockholders may adversely affect our stock price and our ability to raise funds.

Sales of our Common Stock in the public market could lower our market price for our Common Stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that management deems acceptable or at all.

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Due to limited liquidity in our shares, if a public market does develop, the market price of our Common Stock may fluctuate significantly which could cause a decline in value of your shares.

There is no public market for our Common Stock and there can be no assurance that a regular trading market for our Common Stock will ever develop or that, if developed, it will be sustained. If a public market does develop, the market price of our Common Stock may fluctuate significantly in response to factors, some of which are beyond our control. The market price of our common stock could be subject to significant fluctuations and the market price could be subject to any of the following factors:

•	our failure to achieve and maintain profitability;
•	changes in earnings estimates and recommendations by financial analysts;
•	actual or anticipated variations in our quarterly and annual results of operations;
•	changes in market valuations of similar companies;
•	announcements by us or our competitors of significant contracts, new services, acquisitions, commercial relationships, joint ventures or capital commitments;
•	loss of significant strategic relationships; and
•	general market, political and economic conditions.

Recently, the stock market in general has experienced extreme price and volume fluctuations. Continued market fluctuations could result in extreme volatility in the price of shares of our Common Stock, which could cause a decline in the value of our shares. Price volatility may be worse if the trading volume of our Common Stock is low.

Our by-laws provide for indemnification of our officers and directors at our expense and limit their liability which may result in a major cost to us and hurt the interests of our shareholders because corporate resources may be expended for the benefit of officers and/or directors.

Our bylaws require that we indemnify and hold harmless our officers and directors, to the fullest extent permitted by law, from certain claims, liabilities and expenses under certain circumstances and subject to certain limitations and the provisions of Colorado law. Under Colorado law, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, against expenses, attorneys fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with an action, suit or proceeding if the person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation.

Risks Related to Our Business

Financial markets are still recovering from a period of disruption and recession, and we are unable to predict if and when the economy will stabilize or improve which could adversely affect our financial condition and our ability to raise capital on favorable terms to the Company.

The financial markets are still recovering from a recession, which created volatile market conditions, resulted in a decrease in availability of business credit and led to the insolvency, closure or acquisition of a number of financial institutions. While the markets show signs of stabilizing, it remains unclear when the economy will fully recover to pre-recession levels. Continued economic weakness in the U.S. economy generally or a new recession would likely adversely affect our financial condition and that could impact the ability of our buyers to purchase properties.

We may not be able to operate our business or implement our operating policies and strategies successfully which could result in the loss of some or all of your investment.

The results of our operations depend on many factors, including, without limitation, the availability of opportunities for the acquisition of attractively priced residential properties, the level and volatility of interest rates, readily accessible funding in the financial markets and our ability to cost-effectively hedge risks as well as overall economic conditions. We may not be able to maintain any agreements with our lenders on favorable terms or at all. Furthermore, we may not be able to operate our business successfully or implement our operating policies and strategies as described in this prospectus, which could result in the loss of some or all of your investment.

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Future terrorist attacks in the United States could harm the demand for and the value of our properties which could result in a negative impact on our business and ability to sell properties we may acquire.

Future terrorist attacks in the U.S., such as the attacks that occurred in New York and Washington, D.C. on September 11, 2001, and other acts of terrorism or war could harm the demand for and the value of our properties even if not directed at our properties. A decrease in demand could make it difficult for us to renew or re-lease our properties at lease rates equal to or above historical rates.

Terrorist attacks also could directly impact the value of our properties through damage, destruction, loss, or increased security costs, and the availability of insurance for such acts may be limited or may cost more. To the extent that our tenants are impacted by future attacks, their ability to continue to honor obligations under their existing leases with us could be adversely affected. Additionally, certain tenants have termination rights or purchase options in respect of certain casualties. The terrorist attacks that occurred on September 11, 2001 have substantially affected the availability and price of insurance coverage for certain types of damages or occurrences, and our insurance policies for terrorism include large deductibles and co-payments. The lack of sufficient insurance for these types of acts could expose us to significant losses and could have a negative impact on our operations. Even if we receive casualty proceeds, we may not be able to reinvest such proceeds profitably or at all, and we may be forced to recognize taxable gain on the affected property. Failure to reinvest casualty proceeds in the affected property or properties could also trigger our tax indemnification obligations under our agreements with certain limited partners of our operating partnership with respect to sales of specified properties.

Some of the business activities of some of our customers, while believed to be compliant with applicable state law, are illegal under federal law. If our customers are closed by law enforcement authorities, it will materially and adversely affect our business.

The medicinal cannabis industry is currently conducted in the 15 states, plus the District of Columbia, that have passed laws either decriminalizing or legalizing the medicinal use of cannabis. However, under United States federal law, the possession, use, cultivation, and transfer of cannabis is illegal. The federal, and in some cases state, law enforcement authorities have frequently closed down dispensaries and investigated and/or closed physician offices that provide medicinal cannabis recommendations. To the extent that an affected dispensary or physician office is a customer of ours, it will affect our revenue, and to the extent that it has an impact on new dispensaries and physician offices entering the medicinal cannabis industry, it would have a material affect on our business and operations.

Because the business activities of some of our customers is illegal under federal law, we may be deemed to be aiding and abetting illegal activities through the services that we provide to those customers. As a result, we may be subject to actions by law enforcement authorities, which would materially and adversely affect our business.

Under United States federal law, the possession, use, cultivation, and transfer of cannabis is illegal. We provide services to customers that are engaged in those businesses. As a result, law enforcement authorities may seek to bring an action or actions against us, including, but not limited, to a claim of aiding and abetting another’s criminal activities. Such an action would have a material effect on our business and operations.

In the states where medicinal cannabis is permitted, local laws and regulations could adversely affect our clients, including causing some of them to close, which would materially and adversely affect our business.

Even in areas where the medicinal use of cannabis is legal under state law, there are also local laws and regulations that affect our clients. For example, in some cities or counties a medical cannabis dispensary is prohibited from being located within a certain distance from schools or churches. These local laws and regulations may cause some of our customers to close, impacting our revenue and having a material effect on our business and operations. In addition, the enforcement of identical rules or regulations as it pertains to medicinal cannabis may vary from municipality to municipality, or city to city.

Our websites are visible in jurisdictions where medicinal use of cannabis is not permitted, and as a result we may be found to be violating the laws of those jurisdictions.

Internet websites are visible by people everywhere, not just in jurisdictions where the activities described therein are considered legal. As a result, we may face legal action from a state or other jurisdiction against us for engaging in activity illegal in that state or jurisdiction.

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Our industry is experiencing rapid growth and consolidation that may cause us to lose key relationships and intensify competition.

The medicinal cannabis industry is undergoing rapid growth and substantial change, which has resulted in increasing consolidation and formation of strategic relationships. We expect this consolidation and strategic partnering to continue. Acquisitions or other consolidating transactions could harm us in a number of ways, including:

•

we could lose strategic relationships if our strategic partners are acquired by or enter into relationships with a competitor (which could cause us to lose access to distribution, content, technology and other resources);

•	The relationship between us and the strategic partner may deteriorate and cause an adverse effect on our business;

•	we could lose customers if competitors or users of competing technologies consolidate with our current or potential customers; and

•	our current competitors could become stronger, or new competitors could form, from consolidations.

Any of these events could put us at a competitive disadvantage, which could cause us to lose customers, revenue and market share. Consolidation could also force us to expend greater resources to meet new or additional competitive threats, which could also harm our operating results.

Summary

We believe it is important to communicate our expectations to investors. There may be events in the future, however, that we are unable to predict accurately or over which we have no control. The risk factors listed on the previous pages as well as any cautionary language in this registration statement, provides all known material risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward looking statements. The occurrence of the events our business described in the previous risk factors and elsewhere in this registration statement could negatively impact our business, cash flows, results of operation, prospects, financial condition and stock price.

Dividend Policy

The Company has not paid dividends on its Common Stock in the past.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus contains certain forward-looking statements. When used in this Prospectus or in any other presentation, statements which are not historical in nature, including the words “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” “may,” “project,” “plan” or “continue,” and similar expressions are intended to identify forward-looking statements. They also include statements containing a projection of revenues, earnings or losses, capital expenditures, dividends, capital structure or other financial terms.

The forward-looking statements in this Prospectus are based upon our management’s beliefs, assumptions and expectations of our future operations and economic performance, taking into account the information currently available to them. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties, some of which are not currently known to us that may cause our actual results, performance or financial condition to be materially different from the expectations of future results, performance or financial condition we express or imply in any forward-looking statements. These forward-looking statements are based on our current plans and expectations and are subject to a number of uncertainties and risks that could significantly affect current plans and expectations and our future financial condition and results.

We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this Prospectus might not occur. We qualify any and all of our forward-looking statements entirely by these cautionary factors. As a consequence, current plans, anticipated actions and future financial conditions and results may differ from those expressed in any forward-looking statements made by or on our behalf. You are cautioned not to unduly rely on such forward-looking statements when evaluating the information presented herein.

MATERIAL CHANGES

As of the date of this prospectus, there have been no material changes in our affairs since May 31, 2015, which have not been described in our subsequent Reports on Form 10-Q or Current Reports on Form 8-K or DEF 14C.

USE OF PROCEEDS

The proceeds from the sale of shares of our common stock made pursuant to this prospectus are solely for the accounts of the selling stockholders. We will not receive any of the proceeds from any sale of our common stock by the selling stockholders.

SELLING STOCKHOLDERS

This prospectus relates to shares of our common stock that the selling stockholders may offer for resale from time to time. The table below sets forth information with respect to the beneficial ownership of our common stock by each selling stockholder immediately prior to and after this offering assuming the sale of all of the shares offered hereby. The number of shares in the column “Number of Shares Owned” represents the total number of shares that a selling stockholder currently owns or has the right to acquire. The number of shares in the columns “Number of Shares to be Offered” represents all of the shares that a selling stockholder may offer under this prospectus.

The table and footnotes assume the sale of all of the shares offered hereby. However, because the selling stockholders may sell all or some of their shares under this prospectus from time to time, or in another permitted manner, we cannot assure you as to the actual number of shares that will be sold by the selling stockholders or that will be held by the selling stockholders after completion of any sales. We also do not know how long the selling stockholders will hold the shares before selling them.

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All information with respect to beneficial ownership has been furnished by the selling stockholders. Information concerning the selling stockholders may change from time to time, and changed information will be presented in a supplement to this prospectus if and when necessary and required. Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act.

	Shares Beneficially			Shares Beneficially
	Owned prior to this		Number of	Owned after to this
	Offering(1)		Shares	Offering(1)
Name	Number	Percent	Being Offered	Number	Percent
Joseph Wade (1)(2)	100,050,663	98.97%	1,250,000	98,550,663	98.55%
Matt Billington (3)(4)	100,050,663	98.97%	250,000	98,550,663	98.55%
WB Partners (5)	100,050,663	98.97%	-	98,550,663	98.55%

(1)     Joseph Wade, our CEO, is the CEO of WB Partners and has the power to vote and dispose of these shares and as such is deemed the beneficial owner of these shares.

PLAN OF DISTRIBUTION

Timing of Sales

Under our 2015 Stock Incentive Plan, we are authorized to issue up to 1,500,000 shares of our common stock.

Subject to the foregoing, the Selling Stockholders may offer and sell the shares covered by this prospectus at various times. The Selling Stockholders will act independently of our company in making decisions with respect to the timing, manner and size of each sale.

No Known Agreements to Resell the Shares

To our knowledge, no selling stockholder has any agreement or understanding, directly or indirectly, with any person to resell the common shares covered by this prospectus.

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Offering Price

The sales price offered by the Selling Stockholders to the public may be:

1.	the market price prevailing at the time of sale;

2.	a price related to such prevailing market price; or

3.	such other price as the Selling Stockholders determine from time to time.

Manner of Sale

The Common Stock may be sold by means of one or more of the following methods:

1.	a block trade in which the broker-dealer so engaged will attempt to sell the common shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

2.	Purchases by a broker-dealer as principal and resale by that broker-dealer for its account pursuant to this prospectus;

3.	ordinary brokerage transactions in which the broker solicits purchasers;

4.	through options, swaps or derivatives;

5.	in transactions to cover short sales;

6.	privately negotiated transactions; or

7.	in a combination of any of the above methods.

The Selling Stockholders may sell their common shares directly to purchasers or may use brokers, dealers, underwriters or agents to sell their common shares. Brokers or dealers engaged by the Selling Stockholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions, discounts or concessions from the Selling Stockholders, or, if any such broker-dealer acts as agent for the purchaser of common shares, from the purchaser in amounts to be negotiated immediately prior to the sale. The compensation received by brokers or dealers may, but is not expected to, exceed that which is customary for the types of transactions involved.

Broker-dealers may agree with a selling stockholder to sell a specified number of common shares at a stipulated price per common share, and, to the extent the broker-dealer is unable to do so acting as agent for a selling stockholder, to purchase as principal any unsold common shares at the price required to fulfill the broker-dealer commitment to the selling stockholder.

Broker-dealers who acquire common shares as principal may thereafter resell the common shares from time to time in transactions, which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above, in the over-the-counter market or otherwise at prices and on terms then prevailing at the time of sale, at prices then related to the then-current market price or in negotiated transactions. In connection with resales of the common shares, broker-dealers may pay to or receive from the purchasers of shares commissions as described above.

If our Selling Stockholders enter into arrangements with brokers or dealers, as described above, we are obligated to file a post-effective amendment to this registration statement disclosing such arrangements, including the names of any broker-dealers acting as underwriters.

The Selling Stockholders and any broker-dealers or agents that participate with the Selling Stockholders in the sale of the common shares may be deemed to be “underwriters” within the meaning of the Securities Act. In that event, any commissions received by broker-dealers or agents and any profit on the resale of the common shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

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Sales Pursuant to Rule 144

Any Common Stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

Accordingly, during such times as a selling stockholder may be deemed to be engaged in a distribution of the Common Stock, and therefore be considered to be an underwriter, the selling stockholder must comply with applicable law and, among other things:

1.	may not engage in any stabilization activities in connection with our Common Stock;

2.	may not cover short sales by purchasing shares while the distribution is taking place; and

3.	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

In addition, we will make copies of this prospectus available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

State Securities Laws

Under the securities laws of some states, the common shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the common shares may not be sold unless the shares have been registered or qualified for sale in the state or an exemption from registration or qualification is available and is complied with.

Expenses of Registration

We are bearing all costs relating to the registration of the common stock. These expenses are estimated to include, but not limited to, legal, accounting, printing and mailing fees. The Selling Stockholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

EXPERTS

Our financial statements as of and for the years ended April 30, 2014, included in this prospectus, have been audited by Sam Kan & Company, our independent registered public accountants, as stated in their reports appearing herein and are so included herein in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Securities and Exchange Commission (“SEC”) allows us to incorporate by reference certain of our publicly filed documents into this prospectus, which means that such information is considered part of this prospectus. Information that we file with the SEC subsequent to the date of this prospectus will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under all documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the Selling Stockholders have sold all of the shares offered hereby or such shares have been deregistered.

The following documents filed with the SEC are incorporated herein by reference:

The following documents previously filed with the Securities and Exchange Commission (“Commission”) are hereby incorporated by reference into this Registration Statement:

1.	The Company’s latest Form 10-Q filed on August 13, 2015 that contains audited financial statements for the Company’s latest fiscal quarter for which such statements have been filed;
2.	The Company’s Form S-1/A that went effective on July 13, 2015 that contains audited financial statements for the Company’s latest fiscal year for which such statements have been filed;
3.	All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the prospectus referred to in (1) and (2) above;
4.

The description of the Common Stock set forth under the caption “Description of Registrant’s Securities to be Registered” in the Company’s Registration Statement on Form S-1/A that went effective on July 13, 2015, together with any amendment or report filed with the Commission for the purpose of updating such description.

In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and made part hereof from their respective dates of filing (such documents, and the documents listed above, being hereinafter referred to as “Incorporated Documents”); provided, however, that the documents listed above or subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made by this Registration Statement is in effect prior to the filing with the Commission of the Company’s Annual Report on Form 10-K covering such year shall cease to be Incorporated Documents or be incorporated by reference in this Registration Statement from and after the filing of such Annual Reports.

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Any statement contained herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed Incorporated Document modifies or supersedes such statement. Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

The Registrant’s Exchange Act file number with the Commission is 000-19949.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation, as amended, provide to the fullest extent permitted by Colorado law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director’s or officer’s fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our rights and our shareholders (through shareholders’ derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers or person controlling us, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the act and is therefore unenforceable.

ADDITIONAL INFORMATION AVAILABLE TO YOU

This prospectus is part of a Registration Statement on Form S-8 that we filed with the SEC. Certain information in the Registration Statement has been omitted from this prospectus in accordance with the rules of the SEC. We file annual, quarterly and special reports, proxy statements and other information with the SEC. You can inspect and copy the Registration Statement as well as reports, proxy statements and other information we have filed with the SEC at the public reference room maintained by the SEC at 100 F Street N.E. Washington, D.C. 20549, You can obtain copies from the public reference room of the SEC at 100 F Street N.E. Washington, D.C. 20549, upon payment of certain fees. You can call the SEC at 1-800-732-0330 for further information about the public reference room. We are also required to file electronic versions of these documents with the SEC, which may be accessed through the SEC's World Wide Web site at http://www.sec.gov. No dealer, salesperson or other person is authorized to give any information or to make any representations other than those contained in this prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by any person in any jurisdiction where such offer or solicitation is not authorized or is unlawful. Neither delivery of this prospectus nor any sale hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of our company since the date hereof.

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1PM Industries, Inc.

1,500,000 SHARES OF COMMON STOCK

PROSPECTUS

September 22, 2015

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents previously filed with the Securities and Exchange Commission (“Commission”) are hereby incorporated by reference into this Registration Statement:

1.	The Company’s latest Form 10-Q filed on August 13, 2015 that contains audited financial statements for the Company’s latest fiscal quarter for which such statements have been filed;
2.	The Company’s Form S-1/A that went effective on July 13, 2015 that contains audited financial statements for the Company’s latest fiscal year for which such statements have been filed;
3.	All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the prospectus referred to in (1) and (2) above;
4.

The description of the Common Stock set forth under the caption “Description of Registrant’s Securities to be Registered” in the Company’s Registration Statement on Form S-1/A that went effective on July 13, 2015, together with any amendment or report filed with the Commission for the purpose of updating such description.

In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and made part hereof from their respective dates of filing (such documents, and the documents listed above, being hereinafter referred to as “Incorporated Documents”); provided, however, that the documents listed above or subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made by this Registration Statement is in effect prior to the filing with the Commission of the Company’s Annual Report on Form 10-K covering such year shall cease to be Incorporated Documents or be incorporated by reference in this Registration Statement from and after the filing of such Annual Reports.

Any statement contained herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed Incorporated Document modifies or supersedes such statement. Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

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Item 6. Indemnification of Directors and Officers.

1PM Industries Articles of Incorporation and Bylaws provide for the indemnification of a present or former director or officer to the fullest extent permitted by Colorado law, against all expense, liability and loss reasonably incurred or suffered by the officer or director in connection with any action against such officer or director.

Item 7. Exemption from Registration Claimed.

Not applicable.

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Item 8. Exhibits.

See exhibits listed under the Exhibit Index below.

Item 9. Undertakings.

1. The undersigned Registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and (iv) any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

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2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

[SIGNATURES ON THE NEXT PAGE]

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beverly Hills, State of California, on this 22nd day of September, 2014.

1PM INDUSTRIES, INC.

By:	/s/ Joseph Wade
Name:	Joseph Wade
Title:	Chief Executive Officer (Principal Executive and Accounting Officer)

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EXHIBIT INDEX

Exhibit Number	Description

4.1	1PM Industries, Inc. 2015 Equity Incentive Plan(1)

4.2	Form of Common Stock Certificate(2)

23.1	Consent of Independent Registered Public Accounting Firm(3)

(1)	Previously filed as Exhibit 4.1 to the registration statement on Form S-8 (File No. 333-206972) and incorporated herein by reference.

(2)	Previously filed as Exhibit 4.2 to the registration statement on Form S-8 (File No. 333-206972) and incorporated herein by reference.

(3)	Previously filed as Exhibit 23.1 to the registration statement on Form S-8 (File No. 333-206972) and incorporated herein by reference.

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